Exhibit (a)(13)

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

MCCORMICK & SCHMICKS

Investor Presentation May 2011

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

FORWARD LOOKING STATEMENTS

Part of our discussion today will include forward? looking statements. These statements are not guarantees of future performance, and therefore, you should not put undue reliance upon them. Some of the statements that are forward? looking include: our ability to continue to successfully implement our previously announced revitalization program, the impact of Landry’s unsolicited tender offer and related proxy solicitation on our operations and business, our expectations about capital expenditures and business interruptions associated with our renovation initiatives; our expectations for the effects of that program; our estimates of revenues and of other expenses associated with our operations; and our ability to anticipate and respond adequately to changes in guest preference. As with any business, there are a large number of factors that can cause us to deviate from our plans or to fall short of our expectations. As to the forward? looking matters we’ll discuss today, factors that can cause such changes include: our ability to respond to increasing competition and to changes in consumer preferences in the restaurant industry; our ability to generate sufficient cash flows and maintain adequate sources of liquidity to finance our ongoing operations and our capital expenditures; our ability to comply with governmental regulations; our ability to absorb increasing labor costs, particularly including but not limited to increasing benefits costs associated with the pending healthcare legislation; our ability to implement our cost control initiatives without adversely impacting either product quality or guest experiences; and our ability to maintain a positive image for our brands. Of course, our business as a whole is subject to a number of risks, and to the extent we know those risks to be material, we have listed and discussed them in our most recent Annual Report on Form 10? K and Quarterly Report on Form 10? Q. Please remember also that forward? looking statements are current as of today. We undertake no obligation to update or revise any forward? looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

TABLE OF CONTENTS

• Summary of Key Recent Events

• McCormick & Schmick’s is a Leader in Seafood Restaurants

• Landry’s/Fertitta? Led Hostile Tender Offer Undervalues the Company’s Current Business and Future Prospects

• Board Authorizes the Commencement of a Sale Process and the Exploration of Other Strategic Alternatives

• Board Urges Stockholders to Reject Landry’s/Fertitta’s Efforts to Manipulate the Company’s Corporate Machinery

• Conclusion

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

SUMMARY OF RECENT DEVELOPMENTS

• 2010 Company launches comprehensive review of restaurants, personnel, executive management team and other avenues to drive growth and increase profitability

• March 1, 2011 Announcement of Revitalization Plan and anticipated effect on earnings during implementation

• April 7, 2011 Landry’s/Fertitta launches hostile tender offer opportunistically timed during a trough in McCormick & Schmick’s stock price

• April 15, 2011 Landry’s/Fertitta and his affiliates file preliminary proxy materials to prevent quorum at the Annual Meeting

• April 20, 2011 McCormick & Schmick’s Board of Directors unanimously rejects Landry’s/Fertitta’s hostile tender offer and recommends against Landry’s/Fertitta’s proxy solicitation

• May 2, 2011 Company announces Q1 2011 earnings and additional detail on its Revitalization Plan and refines scope

• May 2, 2011 Board announces the commencement of a sale process and exploration of other strategic alternatives

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

BOARD RECOMMENDATIONS & DETERMINATIONS

• Reject the Landry’s/Fertitta? led hostile tender offer

1. Undervalues Company’s current business and future prospects

2. Offers an unacceptable price to stockholders

3. Opportunistically timed

4. Highly conditional – exposes stockholders to significant risks

• Continue execution of Revitalization Plan

• Reject Landry’s/Fertitta’s improper attempt to prevent the Annual Meeting from occurring and vote to elect the Company’s Directors at the Annual Meeting

• Board of Directors has determined to commence a sale process and explore other strategic alternatives

Company recommends stockholders NOT tender into the hostile tender offer and NOT permit Landry’s/Fertitta to withhold their participation in the Annual Meeting

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

MCCORMICK & SCHMICK’S IS A LEADER IN SEAFOOD RESTAURANTS

Leading national seafood restaurant operator in the affordable upscale dining segment Nationally recognized brand; known for impeccable food, service and value Focused on fresh seafood with an emphasis on local sourcing Nearly four decades of success as a restaurant operator 87 restaurants in 25 states and the District of Columbia; 7 restaurants in Canada Headquartered in Portland, Oregon

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

OVERVIEW OF THE INDUSTRY

• Upscale affordable and fine dining restaurant segments were the hardest hit during the recession, resulting in negative same store sales and pressure on operating margins

• However, recent data suggests economic recovery and continued improvement into 2011

– Fine dining’s highly correlated industry metrics are steadily improving

• McCormick & Schmick’s is well positioned for the recovery

– Only national upscale affordable seafood concept with proven performance across various markets

– Distinctive guest experience featuring fresh, high quality seafood and an inviting atmosphere

– Strong bar program that enhances concept appeal and generates strong profitability

– Opportunity to drive increased profitability through reinvestment in restaurant base

– Strong entrepreneurial culture driven by four decade heritage

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

REVITALIZATION PLAN EXPECTATIONS

• Outlined by the Company earlier this year and expected to improve revenues and profitability over the long? term; includes initiatives to:

– Improve service and hospitality

– Continue to elevate our culinary program

– Further advance our private dining program

– Better align our brand to local market guest preferences

– Expand our social/digital marketing reach

– Expand The Boathouse Restaurants concept

– Add strength to the executive team and Board

– Upgrade selected units

• Remodel highlights:

– Identified eight units to update in 2011

– Total capital allocation estimated to be gross of $6.5 million before landlord contributions

– Anticipated operating weeks closed for upgrades not to exceed 20 weeks

– Anticipated returns on investment in excess of 20% in year one

• Even a modest increase in sales will produce significant returns on investment

– Upgrade program expected to impact earnings by ($0.04) in 2011

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

MCCORMICK & SCHMICK’S BY THE NUMBERS

FISCAL YEAR PROFORMA RESULTS 2010 2009

Comp Store Sales % ? 4.9% ? 15.7%

Revenues $351.1 M $359.2 M Net Income $5.2 M $3.89 M EPS $0.35 $0.26 EPS Growth 35%

FIRST QUARTER RESULTS 2011 2010

Comp Store Sales % ? 3.2% ? 9.6% Revenues $84.0 M $84.8 M Net Loss ($.7) M ($.4) M EPS ($0.04) ($0.03)

• Effective Cost Control over the past two years

• Private Dining +10% comp for Q4 2010; +12% comp Q1 2011

• Strong Balance Sheet: Cash $6M &Credit Facility $4M at end of FY 2010

• 2011 Baseline Guidance: Revenues $345M? $355M; EPS $0.35 $? 0.40

Note: Proforma for impairment, restructuring and other charges.

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

MCCORMICK & SCHMICK’S THOROUGH BOARD REVIEW PROCESS & UNANIMOUS REJECTION OF HOSTILE TENDER OFFER

• Upon receiving Landry’s/Fertitta’s hostile proposal, McCormick & Schmick’s Board immediately implemented a review process consistent with its fiduciary duties

– Full Board convened in multiple sessions

– Extensive review of McCormick & Schmick’s outlook

– Consulted with Piper Jaffray, Davis Wright Tremaine, Kirkland & Ellis and Morris Nichols Arsht

& Tunnell, financial and legal advisors, respectively

• Board unanimously rejected the offer for the following reasons:

– Undervalues Company’s current business and future prospects

– Offers an unacceptable price to stockholders

– Opportunistically timed

– Highly conditional

• Offer conditions create substantial risk to deal closure

• Landry’s/Fertitta’s record of dubious dealings

The Board of Directors unanimously recommended stockholders reject the offer because it is an unacceptable price and highly conditional, therefore not in their best interests

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

OFFER UNDERVALUES CURRENT BUSINESS AND FUTURE PROSPECTS

• The $9.25 per share offer represents an implied trailing twelve months EBITDA multiple of 6.3x, which is a significant discount to the 7.5x average trailing twelve months EBITDA multiple of comparable publicly traded restaurant companies (1)

• The offer undervalues the Company based on a variety of well? established valuation techniques employed by Piper Jaffray

• The market pre? revitalization announcement supported a $9.00 – $10.00 stock price

• The Company has yet to realize the expected benefits of the Revitalization Plan

Q1 2011 TTM EBITDA for McCormick & Schmick’s. As of most recent public filings for public comparables, which include: TXRH, PFCB, RT, RRGB, BBRG, CPKI, RUTH, CHUX and ARKR

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

COMPARABLE PUBLICLY TRADED RESTAURANT COMPANIES

($ and shares in millions)

Price Equity Enterprise EV / LTM

Company 04/26/11 Value Value Revenue EBITDA (1)

Casual and Fine Dining Restaurant Companies

Texas Roadhouse $16.39 $1,205.4 $1,178.2 1.2x 8.8x P.F. Chang’s China Bistro 45.75 1,047.0 1,093.8 0.9x 7.7x Ruby Tuesday 10.63 690.5 973.2 0.8x 6.5x Red Robin Gourmet Burgers 27.50 434.1 574.7 0.7x 7.9x Bravo Brio Restaurant Group 20.55 422.6 461.2 1.3x 10.8x California Pizza Kitchen 16.07 396.0 374.7 0.6x 7.3x Ruth’s Hospitality Group 5.09 179.0 248.5 0.7x 6.2x O’Charley’s 6.19 134.2 223.4 0.3x 5.6x Ark Restaurant Corp. 16.66 58.2 57.0 0.5x 6.6x

Minimum 0.3x 5.6x Mean 0.8x 7.5x Median 0.7x 7.3x Maximum 1.3x 10.8x

MSSR @ Offer $9.25 $139.1 $138.9 0.4x 6.3x

Notes:

MSSR results reflect LTM Q1 2011. As of most recent public filings for public comparables.

1. Reflects GAAP EBITDA. MSSR multiple based off LTM GAAP EBITDA of $22.1 million.

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

OFFERS AN UNACCEPTABLE PRICE TO STOCKHOLDERS PREMIUM IS ILLUSORY

Transaction Premiums Analysis

Offer date 4/4/2011 Offer price $9.25

Premium to $9.25 Offer Price Spot Prior Price Date Premium

1 Day $7.12 04/01/11 29.9%

30 Day $7.70 03/04/11 20.1%

90 Day $9.32 01/04/11 (0.8%)

1 Year $10.00 04/02/10 (7.5%)

3 Year $12.18 04/04/08 (24.1%)

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

OPPORTUNISTICALLY TIMED: STOCK PRICE TROUGH

$11.00 4/20/11: $9.29 4/7/11: $9.50 Company files SC 14D9, Landry’s/Fertitta files recommending stockholders Tender Offer Statement reject the offer and NOT

$10.00 tender their shares

4/4/11

$9.00 Landry’s/Fertitta announces

3/1/11: $10.03

Q4 and FY 2010 Earnings Release $9.25 takeover bid (pre? market Announces Revitalization Plan open), stock closes at $9.22

$8.00 4/15/11: $9.20

Landry’s/Fertitta files preliminary proxy materials 3/2/11: $8.36 to prevent quorum at

$7.00 Stock price decline of 16.7% Annual Meeting following announcement

$6.00

2/1/2011 2/3/2011 2/5/2011 2/7/2011 2/9/2011 2/11/2011 2/13/2011 2/15/2011 2/17/2011 2/19/2011 2/21/2011 2/23/2011 2/25/2011 2/27/2011 3/1/2011 3/3/2011 3/5/2011 3/7/2011 3/9/2011 3/11/2011 3/13/2011 3/15/2011 3/17/2011 3/19/2011 3/21/2011 3/23/2011 3/25/2011 3/27/2011 3/29/2011 3/31/2011 4/2/2011 4/4/2011 4/6/2011 4/8/2011 4/10/2011 4/12/2011 4/14/2011 4/16/2011 4/18/2011 4/20/2011 4/22/2011 4/24/2011 4/26/2011

Landry’s/Fertitta’s hostile offer was opportunistically timed during a trough in the Company’s stock price

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

OPPORTUNISTICALLY TIMED: MACROECONOMIC FACTORS

• Offer would prevent ALL stockholders from sharing in the upside expected from improving macroeconomic factors

– Company is well positioned to benefit from industry recovery

5 0.0% .

(25.0%) (20.0%) (15.0%) (10.0%) (5.0%) 0% 10.0% 15.0% Mar-01 Aug-01 Jan-02 Jun-02 Nov- 02 Apr-03 Sep-03 Feb-04 Jul-04 Fine Dec-04 May-05 Dining Oct-05 Mar-06 SSS Aug-06

(1)

Jan-07 Jun-07 Nov- 07 Apr-08 Sep-08 Feb-09 Jul-09 Dec-09 May-10 Oct-10

(30.0%) (25.0%) (20.0%) (15.0%) (10.0%) (5.0%)0.0% 5.0% 10.0% 15.0% 20.0% Mar-01 Aug-01 Jan-02 Jun-02 Nov-02 Apr-03

Sep-03 Revenue

Feb-04 per Jul-04 Dec-04 May-05

Oct-05 Available

Mar-06

Aug-06

Jan-07 Room Jun-07 Nov-07

Apr-08 (Hotel)

Sep-08 Feb-09 Jul-09 Dec-09 May-10 Oct-10 Mar-11

(15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% Jan-07 Mar-07 May-07 Jul-07 Sep-07

Nov-07 Revenue

Jan-08 Mar-08 May-08 Jul-08

Sep-08 Passenger

Nov-08

Jan-09 Miles Mar-09 May-09 Jul-09

Sep-09 (Airline

Nov-09 Jan-10

Mar-10 Traffic)

May-10 Jul-10 Sep-10 Nov-10 Jan-11 Mar-11

Global Comparable Travel Sales

40.0%

30.0%

20.0%

10.0%

0.0% (10.0%) (20.0%) (30.0%) (40.0%) (50.0%)

Jan-06

Apr-06

Jul-06

Oct-06

Jan-07

Apr-07

Jul-07

Oct-07

Jan-08

Apr-08

Jul-08

Oct-08

Jan-09

Apr-09

Jul-09

Oct-09

Jan-10

Apr-10

Jul-10

Oct-10

Source: American Express, Smith Travel Research and Piper Jaffray estimates

1. Fine Dining SSS includes: MRT, RUTH and MSSR

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

HIGHLY CONDITIONAL

• The offer includes numerous conditions and contingencies, which give discretion to Landry’s/Fertitta and create significant risk and uncertainty as to whether the offer will ever be completed

• Conditions and contingencies include:

– A financing condition that provides Landry’s/Fertitta with complete discretion whether or not to enter into a definitive financing agreement

– A financing commitment which provides Landry’s/Fertitta’s lender with complete latitude to decide whether or not to consummate the required financing

– An impairment condition that is subject to Landry’s/Fertitta’s judgment

– A high 90% minimum tender condition

– Third party consents

– Antitrust approvals

The offer exposes the Company and its stockholders to substantial consummation risk

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

LANDRY’S/FERTITTA’S RECORD OF DUBIOUS DEALINGS IS RISKY TO STOCKHOLDERS

• Aggressive acquirer who has used coercive tactics before. Including his completed go?private in 2010 and the failed go? private of Landry’s Restaurants in 2008, Fertitta has been involved in four public M&A transactions, two of which have failed to close and where coercive tactics were utilized:

– 2008 Landry’s terminated go? private: Fertitta refused to sign a standstill agreement. A 36% shareholder when he made his initial offer, he gained control of Landry’s through open market purchases and event ually acquired approximately 57% of the outstanding shares. Fertitta lowered his offer price on three separate occasions during the attempted go? private. When the SEC requested additional disclosures in the company’s proxy statement with regards to acquisition financing, the lenders refused to consent to the disclosures. As a result, the company terminated the merger agreement rather than sue Fertitta for breach of contract.

– 2007 Smith & Wollensky: Landry’s refused to sign a standstill agreement and eventually acquired 8.5% of SWRG’s shares. In a coercive act, Landry’s publicly released its offer for SWRG without SWRG’s consent. Landry’s was finally outbid by Patina/Bunker Hill.

• On April 27, 2011, the representative of the former stockholders of Bubba Gump Shrimp Co. Restaurants sued Landry’s, citing a breach of its contractual obligations to the former stockholders

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

BOARD IS COMMITTED TO ENHANCING STOCKHOLDER VALUE

• Commence a sale process

• Explore other strategic alternatives

• Management to continue to pursue Revitalization Plan

Your highly experienced Board is taking action to identify the best alternative for enhancing stockholder value, including the execution of the Revitalization Plan, initiating a sale process and exploring other strategic alternatives

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

LANDRY’ S/FERTITTA IS ATTEMPTING TO PREVENT THE COMPANY FROM HOLDING ITS ANNUAL MEETING

• Seeks to disenfranchise stockholders – deprive them of their right to vote on annually elected Board and other ballot items

• Seeks to interfere with legitimate corporate machinery and frustrate the Company’s standard Annual Meeting calendar

• Improper and potentially invalid use of the proxy machinery

• Creates a distraction and unnecessary expenditure of effort and time, in addition to legal problems arising from the Company’s inability to hold its Annual Meeting

Don’t give up your stockholder’s rights at the Annual Meeting – vote the WHITE proxy card FOR the McCormick & Schmick’s Board of Directors

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

MCCORMICK & SCHMICK’S HIGHLY QUALIFIED BOARD IS EXPERIENCED AND COMMITTED TO CORPORATE GOVERNANCE

• McCormick & Schmick’s Board draws from over 140 years of combined restaurant industry leadership experience

• Full Board is annually elected

• Company has adopted a majority vote standard for Board elections

• Majority independent Board

• Experienced, engaged, committed Board members

Director Title Years of Industry Experience Background

Doug Schmick Co? Founder, Chairman of the Board 40 • McCormick & Schmick’s

• B&B Restaurant Ventures

• Sundance Entertainment Bill Freeman Chief Executive Officer and Director 24

• DAKA International

• Walt Disney Co.

• Parish Partners? investor, advisor and consultant to over 65 restaurant Director, Chairman of Nominating & Corporate Governance Jim Parish 36 brands from quick service to fine dining over the past 20 years Committee and Member of Audit Committee

• Executive VP and CFO? Chili’s, Inc. prior

• Edmonds Capital Director, Chairman of Compensation Committee and Member

Rice Edmonds 18 • Bruckmann, Rosser, Sherrill & Co. of Nominating & Corporate Governance Committee

• Bankers Trust

Director, Chairman of Audit Committee and Member of • KPMG

Elliott Jurgensen 12

Compensation Committee • KPMG National Partner in Charge of KPMG’s Hospitality Practice

• Dunkin’ Brands Director, Member of Compensation Committee and Member of

Christine Deputy Ott 13 • Starbucks Nominating & Corporate Governance Committee

• Thomas Cook

• Gap Brand North America

• Banana Republic Eric Bauer Director and Member of Audit Committee 5

• Tickets.com

• PepsiCo/Taco Bell

MCCORMICK & SCHMICKS SEAFOOD RESTAURANTS

NEXT STEPS FOR STOCKHOLDERS

• Do NOT tender into Landry’s/Fertitta’s offer

• Do NOT give Landry’s/Fertitta the right to deny/withhold your representation at the Annual Meeting and frustrate the Company’s governance machinery

• Don’t give up your stockholder’s rights at the Annual Meeting – vote on the Company’s WHITE proxy card FOR all of McCormick & Schmick’s directors

Your Board is committed to continuing to act in the best interests of ALL stockholders by pursuing a sale process and exploring other strategic alternatives